Exhibit 99.2

Marvell Technology Group Ltd.
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Q1’06	Q2’06	Q3’06	Q4’06	Q1’07	Q2’07	Q3’07	Q4’07	Q1’08
	(restated)	(restated)	(restated)	(restated)	(restated)
Net revenue	$364,770	$390,454	$426,026	$489,016	$521,196	$573,985	$520,398	$621,974	$635,050
Operating costs and expenses:
Cost of goods sold	175,785	185,451	197,580	224,428	240,233	279,075	256,090	324,843	327,417
Research and development and other	77,950	88,105	83,043	117,642	129,228	152,645	152,939	223,399	234,133
Selling and marketing	22,022	26,139	23,129	33,428	38,862	39,267	37,875	60,099	50,392
General and administrative	9,568	17,450	11,833	24,193	18,558	19,689	40,427	35,480	23,988
Amortization of acquired intangible assets	19,759	19,753	19,746	32,480	17,351	27,405	27,405	37,826	37,320
Acquired in-process research and development	—	—	—	4,300	—	—	—	77,800
Total operating costs and expenses	305,084	336,898	335,331	436,471	444,232	518,081	514,736	759,447	673,250
Operating income (loss)	59,686	53,556	90,695	52,545	76,964	55,904	5,662	(137,473)	(38,200)
Interest and other income (expense), net	3,612	4,384	5,244	6,129	7,616	1,091	6,845	(2,003)	(8,656)
Income (loss) before income taxes	63,298	57,940	95,939	58,674	84,580	56,995	12,507	(139,476)	(46,856)
Provision for income taxes	9,351	10,841	12,584	43,585	15,863	12,114	6,461	1,109	5,972
Income (loss) before change in accounting principle	53,947	47,099	83,355	15,089	68,717	44,881	6,046	(140,585)	(52,828)
Cumulative effect of change in accounting principle, net of tax effect	—	—	—	—	8,846	—	—	—	—
Net income (loss)	$53,947	$47,099	$83,355	$15,089	$77,563	$44,881	$6,046	$(140,585)	$(52,828)

Basic income (loss) per share:
Income (loss) before change in accounting principle	$0.10	$0.08	$0.15	$0.03	$0.12	$0.08	$0.01	$(0.24)	$(0.09)
Cumulative effect of change in accounting principle	—	—	—	—	0.01	—	—	—	—
Basic net income (loss) per share	$0.10	$0.08	$0.15	$0.03	$0.13	$0.08	$0.01	$(0.24)	$(0.09)
Weighted average shares — basic	557,586	561,832	567,310	576,752	583,702	586,133	587,348	587,424	587,426

Diluted income (loss) per share:
Income (loss) before change in accounting principle	$0.09	$0.08	$0.13	$0.02	$0.11	$0.07	$0.01	$(0.24)	$(0.09)
Cumulative effect of change in accounting principle	—	—	—	—	0.01	—	—	—	—
Diluted net income (loss) per share	$0.09	$0.08	$0.13	$0.02	$0.12	$0.07	$0.01	$(0.24)	$(0.09)
Weighted average shares — diluted	621,472	626,205	632,424	645,137	639,516	633,533	628,104	587,424	587,426

Certain prior period adjustments have been reclassified to conform to the current period adjustments.

Marvell Technology Group Ltd.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share amounts)

	Q1’06	Q2’06	Q3’06	Q4’06	Q1’07	Q2’07	Q3’07	Q4’07	Q1’08
	(restated)	(restated)	(restated)	(restated)	(restated)
Reconciliation of GAAP net income to non-GAAP net income:

GAAP net income (loss)	$53,947	$47,099	$83,355	$15,089	$77,563	$44,881	$6,046	$(140,585)	$(52,828)
Acquisition related and other special charges:
Stock-based compensation included in:
Cost of goods sold	541	1,805	503	3,763	2,434	3,461	2,602	2,842	3,018
Research and development and other	5,497	14,307	4,878	27,610	30,437	36,244	26,322	28,478	32,042
Selling and marketing	770	4,470	1,415	8,107	8,234	8,462	6,502	7,254	7,151
General and administrative	2,782	9,055	2,771	12,738	7,657	7,437	6,702	7,053	4,557
Amortization of acquired intangible assets	19,759	19,753	19,746	32,480	17,351	27,405	27,405	37,826	37,320
Acquired in-process research and development	—	—	—	4,300	—	—	—	77,800	—
Cumulative effect of change in accounting principle	—	—	—	—	(8,846)	—	—	—	—
Non-GAAP net income (see note below)	$83,296	$96,489	$112,668	$104,087	$134,830	$127,890	$75,579	$20,668	$31,260

GAAP weighted average shares - diluted	621,472	626,205	632,424	645,137	639,516	633,533	628,104	630,934	631,356
Non-GAAP adjustment (b)	—	—	—	—	7,556	4,606	3,393	2,996	2,405
Non-GAAP weighted average shares - diluted	621,472	626,205	632,424	645,137	647,072	638,139	631,497	633,930	633,761

GAAP diluted net income (loss) per share	$0.09	$0.08	$0.13	$0.02	$0.12	$0.07	$0.01	$(0.24)	$(0.09)
Effect of non-GAAP adjustments	0.04	0.07	0.05	0.14	0.09	0.13	0.11	0.27	0.14
Non-GAAP diluted earnings per share (a)	$0.13	$0.15	$0.18	$0.16	$0.21	$0.20	$0.12	$0.03	$0.05

(a)             Non-GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares - diluted.

(b)             For purposes of calculating non-GAAP net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of SFAS 123R compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchased shares under the GAAP treasury stock method.

Note: Included in unaudited non-GAAP net income are the following items:

(1)             Employer’s portion of payroll tax on certain stock option exercises included in the respective operating costs and expenses recorded in the quarter exercises occurred;

(2)             Employee’s Internal Revenue Code Section 409A liability on certain stock option exercises included in the respective operating costs and expenses recorded in Q4 2007 of $24.2 million; and

(3)             Provision for income taxes of $21.6 million relating to Internal Revenue Code Section 162(m) relating to deductibility limitations of certain compensation expenses recorded in Q4 2006.

Certain prior period adjustments have been reclassified to conform to the current period adjustments.